UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     February 22, 2011
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Wabash, Chicago, Illinois	60604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312) 822-5000
NOT APPLICABLE

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2011, D. Craig Mense, Executive Vice President and Chief Financial Officer of CNA Financial Corporation (together with its subsidiaries, the “Company”), entered into a new letter agreement providing for terms relating to employment with the Company. Pursuant to the terms of Mr. Mense’s employment agreement which had an expiration date of December 31, 2010, the new letter agreement was offered to Mr. Mense on September 28, 2010. The following is a summary of the material terms of the letter agreement, qualified in its entirety by reference to the actual agreement attached to this Current Report as Exhibit 10.1.
Effective January 1, 2011, the employment relationship with Mr. Mense has been transformed into an “at will” relationship, with the compensation structure remaining the same or substantially similar to that provided for in the employment agreement previously in effect. The severance arrangements of the employment agreement have been modified pursuant to the letter agreement and the Company has agreed to allow the non-competition covenant in the employment agreement to expire as of January 1, 2011.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation

(Registrant)

Date: February 25, 2011	By	/s/ Lawrence J. Boysen

(Signature)

Lawrence J. Boysen Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated September 28, 2010, between Registrant’s subsidiary Continental Casualty Company and D. Craig Mense.